UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

TRI-COUNTY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of principal executive offices)

 (301) 645-5601
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of the shareholders of Tri-County Financial Corporation was held on May 10, 2010.

(b)           The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

 1.            The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
C. Marie Brown	1,617,107	26,400	15,189
Louis P. Jenkins, Jr.	1,620,770	9,811	28,115
Michael L. Middleton	1,644,944	10,035	3,717

There were 224,199 broker non-votes in the election of directors.

2.           The non-binding resolution to approve the compensation of the named executive officers was approved by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,532,453	121,499	228,941

There were two broker non-votes on the proposal.

3.           The appointment of Stegman & Company as independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,816,400	0	66,495

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2010	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer